Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Level 8 Systems, Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2006(the “Report”), I, John P. Broderick, Chief Executive Officer/Chief Financial Officer certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the  Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects,  the financial condition and results of operations of the Company.

By: /s/ John P. Broderick
John P. Broderick
Chief Executive Officer/Chief Financial Officer (Principal Executive and Accounting Officer)
May 15, 2006